EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) of ABB Ltd pertaining to the ABB Employee Share Acquisition Plan - US Share Acquisition Sub-Plan of our reports dated April 6, 2005, with respect to the consolidated financial statements and schedule of ABB Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG
Zurich, Switzerland

October 25, 2005